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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K


                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 18, 1996




                                    QNB CORP.
             (Exact name of registrant as specified in its charter)


                                  Pennsylvania
                        (State or other jurisdiction of
                         incorporation or organization)


                                     0-17706
                            (Commission File Number)


                                   23-2318082
                      (I.R.S. Employer Identification No.)



 10 North Third Street, Quakertown, PA                               18951-9005
(Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (215)538-5600



                                 Not Applicable
         (Former name or former address, if changed since last report.)






Exhibit Index appears on Page 3.

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Item 4.  Changes in Registrant's Certifying Accountant


         On June 18, 1996, QNB Corp. engaged KPMG Peat Marwick L.L.P. as its certifying accountant for the 1996 fiscal year, thereby replacing Coopers & Lybrand L.L.P. The change was approved by QNB Corp.'s Board of Directors.

         No report on the financial statements of QNB Corp. issued by Coopers & Lybrand L.L.P. during the last two fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, nor were there any disagreements during the last two fiscal years through June 18, 1996, between Coopers & Lybrand L.L.P. and QNB Corp. concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved would have required Coopers & Lybrand L.L.P. to make reference to the subject matter thereof in connection with its report. During the last two fiscal years and through June 18, 1996, none of the events listed in items (A) through
(D) of Item 304(a)(1)(b) of Regulation S-K have occurred; and during such period QNB Corp. has not consulted with KPMG Peat Marwick L.L.P. regarding any matter referred to under paragraphs (I) or (ii) of Item 304(a)(2) of Regulation S-K.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         (c)      Exhibits

         99.1 Letter of Coopers & Lybrand L.L.P., independent accountants, dated June 19, 1996, pursuant to Item 304(a)(3) of Regulation S-K.

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                                  EXHIBIT INDEX




Exhibit                                                           Sequentially
Number                                                            Numbered Page


99.1                    Letter of Coopers & Lybrand L.L.P.,             5
                        independent accountants, dated
                        June 19, 1996, pursuant to
                        Item 304(a)(3) of Regulation S-K

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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             QNB Corp.
                                             (Registrant)



                                             /s/ BRET H. KREVOLIN
                                             -------------------------------
                                             Name: Bret H. Krevolin
                                             Title: Chief Accounting Officer
Date:  June 18, 1996